Exhibit 10.27

Fourteenth Amendment To
Amended and Restated Credit Agreement
This Fourteenth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of April 5, 2018, by and among INTL FCStone Financial Inc., a Florida corporation (“Borrower”), the Guarantors party to this Amendment, the financial institutions party to this Amendment, as lenders (the “Lenders”), and Bank of Montreal, as administrative agent (the “Administrative Agent”).
Preliminary Statements
A.    The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into a certain Amended and Restated Credit Agreement dated as of June 21, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.    The defined term “Termination Date” appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
“Termination Date” means April 4, 2019 or such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
1.2.    Section 8.7(g) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(g)    (i) Indebtedness of the Borrower owing to Bank of New York Mellon Corporation (“BONY”) so long as such Indebtedness is repaid within one Business Day, (ii) Indebtedness of the Borrower owing to BONY in connection with the financing of securities and other financial instruments bought or sold in the normal day to day conduct of the Borrower’s or any Subsidiary’s business, including but not limited to any margin facility or other margin‑related Indebtedness incurred to finance such securities or instruments, and (iii) other Indebtedness so long as (A) the principal of such Indebtedness does not exceed $20,000,000 in the aggregate at any one time, (B) such Indebtedness is unsecured, and (C) such Indebtedness shall be repaid no later than the Business Day immediately following the incurrence thereof; and

Section 2.	Conditions Precedent.
This Amendment shall become effective upon satisfaction of all of the following conditions precedent:
2.1.    The Borrower, the Guarantors, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2.    The Administrative Agent shall have received good standing certificates for each of the Borrower and the Guarantors from the Secretary of State from the state of its incorporation (dated no earlier than 30 days prior to the date of this Amendment).
2.3.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 3.	Representations.
3.1.    In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except to the extent that such representations and warranties relate to an earlier date) and (b) it is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
3.2.    Except for Articles of Merger for the merger of affiliate Sterne, Agee & Leach, Inc. into the Borrower, effective July 1, 2017, there have been no amendments, modifications, restatements or supplements to the certificate of incorporation or articles of formation, as applicable, and by‑laws or the operating agreement, as applicable, of the Borrower and the Parent since April 3, 2017, and such certificate of incorporation, articles of formation, by-laws and operating agreement are in full force and effect.
3.3.    There have been no amendments, modifications, restatements or supplements to the certificate of incorporation and by-laws of Holdings since April 3, 2017, and such certificate of incorporation and by-laws are in full force and effect.
3.4.    The resolutions of the Borrower and the Guarantors on file with the Administrative Agent have not been amended, modified or rescinded and are in full force and effect.

Section 4.	Miscellaneous.
4.1.    Except as specifically amended herein, the Credit Agreement, including without limitation the Guarantees set forth in Section 11 thereof and the Notes issued pursuant to Section 1.9 thereof, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.2.    The Borrower agrees to pay on demand all out of pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

4.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
[Signature Pages to Follow]

This Fourteenth Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

INTL FCSTONE FINANCIAL INC., as the Borrower

By        /s/ Bruce Fields
Name        Bruce Fields
Title        Authorized Signer

By        /s/ Tricia Harrod
Name        Tricia Harrod
Title        Director

INTL FCSTONE, INC., as the Guarantor

By        /s/ Bruce Fields
Name        Bruce Fields
Title        Group Treasurer

By        /s/ Tricia Harrod
Name        Tricia Harrod
Title        Chief Risk Officer

Accepted and agreed to.
BANK OF MONTREAL, as Administrative Agent
By        /s/ Scott M. Ferris
Name        Scott M. Ferris
Title        Managing Director

BMO HARRIS FINANCING, INC., as a Lender
By        /s/ Scott M. Ferris
Name        Scott M. Ferris
Title        Managing Director

[Signature Page to Fourteenth Amendment to Amended and Restated Credit Agreement]